                                                                    EXHIBIT 99.8


                 CONSENT OF PERSONS NAMED TO BECOME A DIRECTOR

         I hereby consent to the use of my name and any references to me as a person nominated to become a director of Reliant Energy Regco, Inc., a Texas corporation (the "Company"), in the Registration Statement of the Company on Form S-4, and any and all amendments or supplements thereto, to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.


Dated: 9-04-01


                                          /s/ T. MILTON HONEA
                                          -----------------------------------
                                          T. Milton Honea